                                                                     EXHIBIT 2.1

                             Philip Services Corp.
                              100 King Street West
                             P.O. Box 2440, LCD #1
                           Hamilton, Ontario L8N 4J6
                                 (905) 521-1600

                                                                   June 21, 1999

Lenders under a Credit Agreement dated as of August 11, 1997, as amended
c/o Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders 6th Floor
Commerce Court West
Toronto, Ontario
M5L 1A2

Dear Sirs:

                           RE: PHILIP SERVICES CORP.

     This letter agreement (this "Agreement") sets out the revised agreement among Philip Services Corp ("PSC") on behalf of itself and each of its Affiliates, and each of the lenders which is a signatory hereto (individually, a "Consenting Lender" and collectively the "Consenting Lenders") in its capacity as a lender under a credit agreement dated as of August 11, 1997 among PSC, as borrower in Canada, Philip Services (Delaware) Inc., as borrower in the United States, the persons from time to time parties to such agreement as lenders, Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the lenders (the "Administrative Agent"), Bankers Trust Company ("BTCo"), as syndication agent, CIBC and BTCo, as co-arrangers, as amended by amending agreements dated as of October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998 and December 4, 1998 (the "Existing Credit Agreement") regarding the principal terms and conditions of a prearranged plan of reorganization or arrangement (the "Plan") involving PSC and its Affiliates under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") and under the Companies' Creditors Arrangement Act (Canada) (the "CCAA").

     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Term Sheet (as defined in Section 1 below) or the Existing Credit Agreement, as applicable. The Consenting Lenders, PSC and its Affiliates are collectively referred to as the "Parties".

1.   RESTRUCTURING AND SOLICITATION

     (a) The principal terms and conditions of the Plan as agreed among the Parties are set forth in the term sheet attached hereto as Schedule A (the "Term Sheet"), which is incorporated herein and made a part of this Agreement. In the case of a conflict between the provisions contained in the text of this Agreement and Schedule A, the provisions of this Agreement shall govern. References in this Agreement to the term "Plan" include revisions thereto approved by the Consenting Lenders in accordance with the terms of Section 4(a) hereof.

     (b) Acceptances of the Plan from holders of claims arising out of the Existing Credit Agreement and from holders (or representatives of such holders) of all other classes of impaired claims and interests will be solicited after the commencement of the Cases.

2.   REPRESENTATIONS AND COVENANTS OF EACH PARTY

     Each of the Parties hereto represents and warrants to the other Parties hereto that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to carry on the business in which it is engaged, to own its property, to execute this Agreement and, subject to requisite approvals from the Bankruptcy Courts in which the Cases are commenced, to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance hereof has been duly authorized by all necessary corporate or other actions; and
(iii) no proceeding, litigation or adversary proceeding before any court, arbitrator or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder.

3.   CONSENTING LENDER REPRESENTATIONS

     Each Consenting Lender represents severally and not jointly to each of the other Parties that, as of the date of this Agreement:

     (a) it is a lender under the Existing Credit Agreement and in that capacity is owed the principal amount set forth next to such Consenting Lender's name on Schedule B attached hereto (the "Consenting Lender's Debt"). The amount of the Consenting Lender's Debt has been determined without reference to any Participations granted by such Consenting Lender;

     (b) it holds its Consenting Lender's Debt free and clear of all liens, security interests and other encumbrances of any kind and it has not assigned or transferred, in whole or in part, any portion of its right, title or interests in the Consenting Lender's Debt other than by way of Participation in accordance with Section 12.01 of the Existing Credit Agreement; and

     (c) it is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement; it has made its own analysis and decision to enter in this Agreement and has obtained such independent advice in this regard as it deemed appropriate; it qualifies as an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended; and it has not relied in such analysis or decision on the Administrative Agent or any other person other than its own independent advisors.

4.   CONSENTING LENDER COVENANTS AND CONSENTS

     Each Consenting Lender agrees that, subject to Section 6 hereof and, as to Sections 4(a) and 4(b) hereof, subject to the filing of the Plan and its receipt of solicitation materials in respect of the Plan that are consistent with this
Agreement:

     (a) it will vote both its secured and unsecured claims in respect of the Consenting Lender's Debt and any claims under the Existing Credit Agreement it acquires after the date hereof in favour of the Plan at or prior to the deadline to be established for voting on the Plan and will not change or withdraw (or cause to be changed or withdrawn) such vote(s), provided that the terms of the Plan are consistent with the terms of the Plan described in the Term Sheet, as modified by any revisions thereto that have been agreed to in writing by such Consenting Lender after the date hereof;

     (b) it will not oppose the confirmation of the Plan, provided that the terms of the Plan are consistent with the terms of the Plan described in the Term Sheet, as modified by any revisions thereto referred to in
        Section 4(a);

     (c) it will not sell, transfer, pledge, participate or assign any of the Consenting Lender's Debt or any voting interest therein during the term of this Agreement, except in accordance with Section 12.01 of the Existing Credit Agreement and then only to an Assignee that agrees in writing prior to such acquisition, pledge or participation to be bound by all the terms of this Agreement as if such Assignee had originally executed this Agreement with respect to the Consenting Lender's Debt being acquired by such Assignee;

     (d) it consents to the incurrence of the debtor-in-possession financing (the "DIP Financing") on the terms described in the draft Term Sheet attached hereto as Schedule C hereto (the "DIP Term Sheet") and the granting of the security for the DIP Financing described under the heading "Security" in the DIP Term Sheet;

     (e) it consents to the entry of orders in the Cases effecting the subordination of any Security delivered pursuant to the Existing Credit Agreement to the DIP Security as provided in the DIP Term Sheet, and in particular to the entry of orders in the Cases effecting the subordination of the Security to:

        (i) a priming lien pursuant to Section 364(d)(1) of the Bankruptcy Code on all of the existing and after-acquired assets of the Borrowers and the Guarantor Subsidiaries located in the United States constituting collateral (the "Pre-Petition Collateral") securing obligations to the Agents and the lenders under the Existing Credit Agreement;

        (ii) a security interest and charge in the Pre-Petition Collateral located in Canada; and

        (iii) the other liens and security interests referred to in the DIP Term Sheet; and

        all as provided in the DIP Term Sheet;

     (f) it consents to the subordination of the security for the Senior Secured Debt to the security for the exit/working capital financing having the terms disclosed in Section 5 of the Term Sheet.

This Agreement relates only to the rights of the Consenting Lenders in their capacity as the holders of the Consenting Lender's Debt and does not affect or limit any rights or claims any Consenting Lender may have in any other capacity. For greater certainty, nothing in the Term Sheet or this Agreement affects or limits the priorities of the security of the Bank Account Service Providers, the security for the Permitted LC Facility or the security held by the Cdn. LC Issuer pursuant to section 5.06 of the Existing Credit Agreement, which will rank in priority to the DIP Security and the security for the exit/working capital facility.

5.   PSC COVENANTS

     PSC agrees on behalf of itself and its Affiliates that:

     (a) it will use its best efforts to (i) comply with the Plan Timetable set out in the Term Sheet (ii) obtain written agreements, to the extent legally permissible, from holders (or representatives of such holders) of claims of all classes of impaired claims in terms of amount of claims and number of holders as required for the approval of the Plan by the relevant classes of claims under the Bankruptcy Code and the CCAA; and
        (iii) to identify to the satisfaction of the Consenting Lenders, prior to commencing the Cases, those unsecured creditors whose claims will be reinstated under or unaffected by the Plan and those executory contracts that will be assumed;

     (b) PSC and its Affiliates will cooperate fully with the Lenders' advisors and permit them complete access to PSC, its subsidiaries and their books and records, officers and personnel throughout the restructuring process; and

     (c) subject to the provisions of the Bankruptcy Code, at least 90% of the cash balances and other near-cash financial instruments of the Restricted Parties including term deposits and marketable securities will be maintained with one or more Lenders (subject to exclusions acceptable to the Majority Lenders (as defined below)).

6.   TERMINATION

     (a) Upon the occurrence of any Termination Event (as defined below) this Agreement may be terminated upon the election to do so by Consenting Lenders holding in the aggregate at least 51% of the aggregate amount of claims under the Existing Credit Agreement held by the Consenting Lenders (the "Majority Lenders").

        For the purposes hereof, a "Termination Event" shall occur if:

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

        (i) any of the events described under "Plan Timetable" in the Term Sheet have not occurred within 15 days of the deadline specified for such event;

        (ii) the Bankruptcy Courts have not granted final approval of the DIP Financing within 30 days following commencement of the Cases;

        (iii) in the opinion of the Majority Lenders PSC has disclaimed its intention or otherwise acted in a manner materially inconsistent with an intention to pursue the Plan or has otherwise breached the Term Sheet or this Agreement;

        (iv) in the opinion of the Majority Lenders there is any material adverse change in the terms or the feasibility of the Term Sheet or the Plan not previously consented to by the Majority Lenders, or in the confirmability of the Plan in the United States or in the likelihood of its approval by the required creditor majorities in Canada; or

        (v) PSC or any of its Affiliates is the subject of a voluntary or involuntary petition or other proceedings under any insolvency statute in any jurisdiction (other than the Cases contemplated by the Term Sheet and the chapter 11 case of RESI Acquisition Corporation); provided, however, that the filing of an involuntary petition under an insolvency statute shall not be deemed to be a Termination Event if the deadlines referred to in the Plan Timetable are met within the time permitted by Section 6(a)(i) above.

     (b) Upon termination of this Agreement, each Consenting Lender, in its sole discretion and without limiting its other rights, may change or withdraw any votes previously cast by it in favour of the Plan. PSC and its Affiliates will not contest any such decision by a Consenting Lender to change or withdraw its vote or to oppose confirmation of the Plan by reason of such termination, and will consent to any motion filed by a Consenting Lender under Federal Rule of Bankruptcy Procedure 3018(a) in the U.S. Cases.

     (c) This Agreement may be terminated by PSC if one or more Consenting Lenders have withdrawn or changed their votes pursuant to Section 4(a) or Section 6(b) or have breached the Term Sheet or this Agreement, and as a result there are no longer sufficient Lenders holding claims under the Existing Credit Agreement which have agreed to vote in favour of the Plan to ensure that the majorities of Lenders in number and amounts of claims required under section 1126(c) of the Bankruptcy Code and section 6 of the CCAA will be satisfied.

     (d) None of the Parties shall have any liability to any other Party in respect of any termination of this Agreement in accordance with the terms hereof.

7.   CONDITIONS

     The respective obligations of the Parties to consummate each of the transactions contemplated by the Plan are also subject to the satisfaction of each of the following conditions:

     (a) negotiation, preparation and execution of mutually satisfactory definitive transaction agreements and other documents including without limitation the Plan and the Disclosure Statement, incorporating the terms and conditions of each of the transactions contemplated by the Plan set forth herein and in the Term Sheet and such other terms and conditions as the Parties may mutually agree;

     (b) all authorizations, consents and regulatory approvals required, if any, in connection with Plan Implementation and the continuation of the businesses of PSC and its Affiliates as currently conducted shall have been obtained; and

     (c) PSC shall have received commitments from bonding companies which are sufficient for the reasonable operating requirements of PSC and its Affiliates both prior to and following Plan Implementation.

8.   AMENDMENTS

     Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented except in writing signed by each of the signing Parties or their Assignees.

9.   OTHER PROPOSALS

     Notwithstanding anything in this Agreement or the Term Sheet to the contrary, PSC and its Affiliates may at all times (both before and after the execution of this Agreement and the filing of the Plan) respond to unsolicited offers (but for greater certainty may not, directly or indirectly, seek, solicit, encourage or initiate any discussions respecting any offers) relative to potential transactions which (i) restructure substantially all of the equity and debt of PSC and its Affiliates, and (ii) are demonstrably more favourable to the Consenting Lenders and the other stakeholders in PSC than the transactions set forth in the Term Sheet or in the Plan. Nothing in this Agreement binds any of the Consenting Lenders to agree to or vote in favour of any such alternate proposal.

10. INDEMNIFICATION OBLIGATIONS

     PSC and its Affiliates jointly and severally agree to fully indemnify each Consenting Lender, the Administrative Agent, the Other Agents, and their respective Affiliates, directors, officers, employees, agents or representatives including counsel (collectively, the "Indemnitees") against any manner of actions, causes of action, suits, proceedings, liabilities and claims of any nature, costs or expenses (including reasonable legal fees) which may be incurred by such Indemnitee or asserted against such Indemnitee arising out of or during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan, other than any liabilities to the extent arising from the gross negligence or wilful or intentional misconduct of any Indemnitee as determined by a final judgment of a court of competent jurisdiction. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from PSC, the Indemnitee shall promptly notify PSC in writing, and PSC may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all costs and expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to consult with PSC in the defense thereof, and the fees and expenses of such counsel shall be at the expense of PSC unless and until PSC shall have assumed the defense of such claim, action or proceeding. If the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and PSC, and the Indemnitee reasonably believes that the joint representation of PSC and the Indemnitee may result in a conflict of interest the Indemnitee may notify PSC in writing that it elects to employ separate counsel at the expense of PSC, and PSC shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee. In addition, PSC shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from PSC, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee satisfactory in form and substance to the Indemnitee.

11. SEVERAL AND NOT JOINT

     Notwithstanding anything herein to the contrary, or in any document or instrument executed and delivered in connection herewith, the Parties agree that the representations, warranties, obligations, liabilities and indemnities of each Consenting Lender hereunder shall be several and not joint, and no Consenting Lender shall have any liability hereunder for any breach by any other Consenting Lender of any obligation of such Consenting Lender set forth herein.

12. PUBLICITY

     The Parties agree that all public announcements of the entry into or the terms and conditions of this Agreement shall be mutually acceptable to the Administrative Agent and PSC.

13. NO THIRD PARTY BENEFICIARIES; SEPARATE RESPONSIBILITIES

     This Agreement is only for the benefit of the undersigned Parties and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person or entity, other than such persons or entities, any rights or remedies under or by reason of, and no person or entity, other than such persons or entities, is entitled to rely in any way upon, this Agreement.

14. GOVERNING LAW; JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that, subject to the following sentence, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for the recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Nothing in this section shall limit the authority of the Bankruptcy Courts to hear any matter arising in the Cases.

15. WAIVER OF JURY TRIAL

     THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

16. SPECIFIC PERFORMANCE

     It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any of the Parties and the non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

17. EFFECT

     This Agreement shall become effective and enforceable against each Consenting Lender and against PSC and its Affiliates when it has been executed by PSC and by Consenting Lenders in number and holding an aggregate amount of claims outstanding under the Existing Credit Agreement sufficient to satisfy the requirements of Section 1126(c) of the Bankruptcy Code and Section 6 of the CCAA in respect of such claims.

18. CONFIRMATION

     Notwithstanding this Agreement, PSC, on behalf of itself and its Affiliates, acknowledges and agrees that the Existing Credit Agreement and all of the Security delivered by PSC or any of its Affiliates to any one or more of the Administrative Agent, the Security Agent, the LC Issuers or the Lenders in connection with, or otherwise applicable to, the debts or liabilities of PSC or any of its Affiliates to any one or more of the Administrative Agent, the Lenders, the Other Agents and their Eligible Affiliates under the Existing Credit Agreement, are hereby ratified and confirmed and remain in full force and effect.

19. SURVIVAL

     Notwithstanding any assignment or transfer of all or any part of the Consenting Lender's Debt in accordance with Section 4(c), or the termination of each Consenting Lender's obligations hereunder in accordance with Section 6 hereof, the agreements and obligations of PSC and its Affiliates in Sections 6(b),

10, 13, 15, 16 and 18 shall survive such termination (other than the indemnification provided for in Section 10, which shall terminate if this Agreement is terminated by the Majority Lenders under Section 6) and shall continue in full force and effect for the benefit of such Consenting Lender in accordance with the terms hereof.

20. PLAN RELEASES

     The Plan shall include releases by PSC and each of its Affiliates which is included in the Cases, in their individual capacities and as debtors in possession (collectively, the "Debtors"), the Consenting Lenders, and to the fullest extent allowed by applicable law, all other creditors and shareholders of the Debtors:

     (a) in favour of each of the respective present officers, directors, employees, agents and professionals (other than the Debtor's auditors) of each of the Debtors ("Debtor Releasees") in form and substance and on terms satisfactory to PSC and the Consenting Lenders; and

     (b) in favour of each of the Consenting Lenders, the LC Issuers, the Administrative Agent, the Security Agent and the Other Agents, and their respective Affiliates, officers, directors, employees, agents and professionals (the "Lender Releasees") from any and all claims or causes of action existing as of Plan Implementation against any of the Lender Releasees, including without limitation, statutory claims and causes of action under the Bankruptcy Code or under similar laws of any state, of Canada or of any province, and claims and causes of action relating to, arising out of or in connection with the subject matter of, or the transaction or event giving rise to the claims of the releasing party affected by the Plan, the business and affairs of the Debtors, the Plan and the Cases, including any act, occurrence or event in any manner related to the claim of the releasing party, any activities of the members of the informal Lender steering committee, and any activities prior or subsequent to the filing of the Cases leading to the promulgation and confirmation of the Plan.

The Plan shall also require the delivery to the Debtor Releasees and the Lender Releasees of releases to the same effect from each of PSC's Restricted Subsidiaries which is not a Debtor.

21. HEADINGS

     The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

22. SUCCESSORS AND ASSIGNS

     This Agreement shall bind and enure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

23. PRIOR NEGOTIATIONS

     This Agreement (including the Term Sheet) amends and restates the letter agreement dated April 5, 1999, which as amended and restated hereby constitutes the entire agreement between the Parties with respect to the subject matter hereof except as otherwise expressly agreed in writing executed by or on behalf of PSC and the Consenting Lenders. All references in any other agreement to the Letter Agreement dated April 5, 1999 shall be deemed to be references to this agreement. There are no promises, undertakings, representations or warranties by any of the Parties not expressly set forth or referred to herein or therein.

24. COUNTERPARTS

     This Agreement (and any modifications, amendments, supplements or waivers in respect hereof) may be executed in counterparts by manual or facsimile signature of each undersigned Party, and all such counterparts shall be deemed to constitute one and the same instrument.

25. NOTICE PROVISIONS

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by confirmed facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties as follows:

    IF TO EACH CONSENTING LENDER:

     To the address set forth
     For each Consenting Lender on
     Schedule B annexed hereto

     with copies to:

     Canadian Imperial Bank of Commerce
       as Administrative Agent
     Risk Management Division
     6th Floor, Commerce Court West
     Toronto, Ontario
     M5L 1A2
     Attention:  Vice-President
     Facsimile:  (416) 861-3602

    Blake, Cassels & Graydon                            White & Case LLP
    Box 25, Suite 2300, Commerce Court West             1155 Avenue of the Americas
    Toronto, Ontario                                    New York, New York
    M5L 1A9                                             10036-2767 USA
    Attention:  Susan M. Grundy                         Attention:  Howard S. Beltzer
    Facsimile:  (416) 863-2653                          Facsimile:  (212) 354-8113

    IF TO PSC:

     Philip Services Corp.
     100 King Street West
     P.O. Box 2440,
     LCD #1
     Hamilton, Ontario
     L8N 4J6

     Attention.: Colin Soule
     Facsimile: (905) 521-9160

     with copies to:

    Stikeman Elliott                                    Skadden, Arps, Slate, Meagher & Flom
    Box 85, Commerce Court West                         333 West Wacker Drive
    Suite 5300                                          Chicago, Illinois
    Toronto, Ontario                                    60606 U.S.A.
    M5L 1B9
    Attention.:  Sean Dunphy                            Attention:  David Kurtz
    Facsimile:  (416) 947-0866                          Facsimile:  (312) 407-0411

26. FURTHER ASSURANCES

     From and after the date hereof, each of the Parties covenants and agrees to execute and deliver all such agreements, instruments and documents and to take all such further actions as the Parties may reasonably deem necessary from time to time (at the requesting Party's expense) to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

27. CONFIRMATION

     Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this Agreement to the undersigned.

                                          Very truly yours,
                                          PHILIP SERVICES CORP.

                                          By:

Accepted and Agreed as of the date first written above

CANADIAN IMPERIAL BANK OF COMMERCE (in               CIBC INC
its capacity as a Lender)

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
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by:                                                  by:
                                                     ----------------------------------------
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BANKERS TRUST COMPANY                                BT BANK OF CANADA

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
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   name:                                                title:
   title:

ABN AMRO BANK CANADA                                 ACCORD FINANCIAL CORPORATION

by:                                                  by:
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-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
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

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

AMERICAN REAL ESTATE HOLDINGS L.P.                   THE BANK OF EAST ASIA (CANADA)

by:                                                  by:
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-----------------------------------------             name:
 name:                                                title:
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by:                                                  by:
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-----------------------------------------               name:
   name:                                                title:
   title:

BANCO CENTRAL                                        BANQUE NATIONALE DE PARIS
HISPANOAMERICANO, S.A.
MIAMI AGENCY

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
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BANQUE NATIONALE DE PARIS (CANADA)                   BEAR, STEARNS & CO. INC.

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
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-----------------------------------------               name:
   name:                                                title:
   title:


CHASE BANK OF TEXAS, N.A.                            THE CHASE MANHATTAN BANK

by:                                                  by:
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-----------------------------------------             name:
 name:                                                title:
 title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

THE CHASE MANHATTAN BANK OF CANADA                   CITIBANK, N.A.

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
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-----------------------------------------               name:
   name:                                                title:
   title:

COMERICA BANK                                        CREDIT SUISSE FIRST BOSTON

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:


CREDIT SUISSE FIRST BOSTON CANADA                    DAI-ICHI KANGYO BANK (CANADA)

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------             name:
 name:                                                title:
 title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

THE DAI-ICHI KANGYO BANK, LTD.                       DEUTSCHE BANK AG, NEW YORK AND OR CAYMAN
                                                     ISLAND BRANCHES

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

DEUTSCHE BANK CANADA                                 EATON VANCE -- SENIOR DEBT PORTFOLIO

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:


FERNWOOD ASSOCIATES L.P.                             FOOTHILL CAPITAL CORPORATION

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------             name:
 name:                                                title:
 title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

GOLDMAN SACHS CANADA CREDIT PARTNERS CO.             GOLDMAN SACHS CANADA CREDIT PARTNERS L.P.

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

HIGH RIVER LIMITED PARTNERSHIP                       KEYBANK NATIONAL ASSOCIATION

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:


MADELEINE CORP.                                      MADELEINE LLC

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------             name:
 name:                                                title:
 title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

MELLON BANK CANADA                                   MELLON BANK, N.A.

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

THE MUTUAL LIFE ASSURANCE COMPANY OF                 MUTUAL SHARES FUND, a series of FRANKLIN
CANADA                                               MUTUAL SERIES FUND INC.

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:


NATIONSBANK, N.A.                                    PARIBAS

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------             name:
 name:                                                title:
 title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

PNC BANK NATIONAL ASSOCIATION                        THE ROYAL BANK OF SCOTLAND

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

SAKURA BANK (CANADA)                                 THE SAKURA BANK, LIMITED

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:


SOCIETE GENERALE                                     SOCIETE GENERALE (CANADA)

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------             name:
 name:                                                title:
 title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

SUMMIT BANK                                          THE TORONTO-DOMINION BANK

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

THE TORONTO-DOMINION (NEW YORK), INC.                TRI-LINKS INVESTMENT TRUST

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:

by:                                                  by:
                                                     ----------------------------------------
-----------------------------------------               name:
   name:                                                title:
   title:


WACHOVIA BANK, N.A

by:
-----------------------------------------
name:
title:

by:
-----------------------------------------
   name:
   title:

                                   SCHEDULE A

                             PHILIP SERVICES CORP.

                              RESTRUCTURING TERMS

     This term sheet sets forth the principal terms and conditions for the restructuring of Philip Services Corp. ("PSC") and its Affiliates under a prearranged plan of reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") and under the Companies Creditors Arrangement Act (Canada) ("CCAA").

     This term sheet pertains only to the terms of a restructuring in the context of the prearranged reorganization plan described in this term sheet and is not an agreement or commitment to a restructuring on any other terms or in any other context.

     Capitalized terms used in this term sheet and not otherwise defined have the meanings set forth in the Credit Agreement dated as of August 11, 1997 among PSC and Philip Services (Delaware) Inc., as borrowers, Canadian Imperial Bank of Commerce ("CIBC") as Administrative Agent, Bankers Trust Company ("BTCo") as Syndication Agent, CIBC and BTCo as Co-Arrangers, and the various lenders from time to time parties thereto, including all amendments and modifications thereto (the "Existing Credit Agreement"). All amounts shown are in US Dollars.

1.   EXISTING SENIOR SECURED LENDERS:

     The obligations of the Borrowers to the Lenders under the Existing Credit Agreement (the "Existing Syndicate Debt") will be restructured as of Plan Implementation as follows:

(A) SENIOR SECURED DEBT:     Subject to (vi)(C), $350 million of the Existing
                             Syndicate Debt will be restructured as senior secured debt (the "Senior Secured Debt"), in two tranches. One tranche will be $250 million of senior secured term debt (the "Senior Secured Term
                             Debt") and the other tranche will be $100 million of secured convertible payment in kind debt
                             ("Secured PIK Debt"). PSC shall have the right to prepay the Senior Secured Term Debt at any time provided that at the time of such prepayment PSC also pays all accrued and unpaid interest, fees and other amounts payable with respect to the amount prepaid, and any call premium payable under (iv)(C) below.

     (I)   BORROWERS:        PSC as to the Secured PIK Debt and Philip Services
                             (Delaware) Inc. (the "US Borrower") as to the
                             Senior Secured Term Debt.

     (II)  SENIOR SECURED
           TERM DEBT:        The terms of the Senior Secured Term Debt will be
                             set forth in a restatement of the Existing Credit
                             Agreement (the "Senior Term Credit Agreement") in form and substance satisfactory to the Lenders and PSC.

           (A)  AMOUNT:      $250 million.

           (B)  INTEREST:    9% per annum.

                             Interest on the Senior Secured Term Debt will be payable in cash, quarterly in arrears on the last business day of each calendar quarter; provided, however, that during the first 12 months subsequent to the effective date of the Plan (such effective date being "Plan Implementation"), the US Borrower shall pay interest on the Senior Secured Term Debt to the extent of the lesser of 9% per annum and $20,000,000, and accrue the balance thereof (subject to the mandatory prepayment obligations described below). Interest will also be payable at the time of repayment of any Senior Secured Term Debt and at maturity of such Senior Secured Term Debt. All interest calculations shall be based on a 360-day year and actual days elapsed.

                             The Senior Term Credit Agreement shall include protective provisions for such matters as default interest, capital adequacy, increased costs, funding losses, illegality and withholding taxes.

           (C) MATURITY:     5 years from Plan Implementation.

           (D) COVENANTS:    As in the Existing Credit Agreement on the date
                             hereof, with revisions as approved by the Lenders and PSC. Financial covenants will be as set out in
                             Exhibit 1 hereto.

     (III) SECURED PIK
DEBT: The Secured PIK Debt will be issued to the Lenders pro rata in exchange for an equal amount of the Existing Syndicate Debt.

           (A)  AMOUNT:      $100 million.

           (B)  INTEREST:    10% per annum. Subject to (iv)(A) below, interest
                             will accrue and be compounded quarterly in arrears.
                             All interest calculations shall be based on a 360-day year and actual days elapsed.

           (C) CONVERTIBILITY:
                             The Secured PIK Debt exchanged for the Existing Syndicate Debt will be convertible until maturity at the option of the holders into 25% of the common shares of the restructured PSC, in the aggregate, on a fully diluted basis as of Plan Implementation. The Secured PIK Debt will contain the usual anti-dilution provisions applicable in a public offering of convertible debt, including giving effect to the issuance of any common shares under the shareholder rights plan referred to below. Any Secured PIK Debt issued in respect of interest on Secured PIK Debt will not be convertible.

           (D) MATURITY:     5 years from Plan Implementation.

           (E)  REDEMPTION:  The Secured PIK Debt will be redeemable by PSC in the following circumstances:

                             (i)   If (a) an offer is made to the common
                                 shareholders of PSC to acquire all of the common shares of PSC, or, in the case of an offer by an existing beneficial owner or owners of PSC common shares, to acquire all of the common shares of PSC not already owned by such owner(s) together with persons acting in concert (the shares already owned being the "Offeror's Existing Holdings"), (b) under the offer the Offeror acquires (1) common shares which together with the Offeror's Existing Holdings amount to 67% or more of the common shares of PSC, or (2) a majority of the common shares of PSC other than the Offeror's Existing Holdings, whichever is greater, and (c) the person or persons making the offer (the "Offeror") notifies PSC that it requires PSC to exercise such redemption right, then, subject to the following sentence, PSC will have the right to redeem the Secured PIK Debt for a price (the "Redemption Price") equal to 115% of the face amount of such Secured PIK Debt plus all accrued interest on the Secured PIK Debt.

                                   If the Offeror has notified PSC that it
                                 requires PSC to exercise the redemption right and the amount the holders of the Secured PIK Debt would have received by converting the convertible Secured PIK Debt to common shares of PSC and tendering them to the Offeror under its offer (the "Tender Price") would be greater than the Redemption Price of such Debt, any Secured PIK Debt which has not been converted by the close of business on the day prior to the redemption date set out in the redemption notice issued by PSC will be deemed to have been converted and tendered to the Offeror's offer, and the holders of the convertible Secured PIK Debt will be entitled to receive the Tender Price.

                             (ii)  The Secured PIK Debt may not be redeemed
                                 prior to the end of the first full year after Plan Implementation except as provided in (i) above. Commencing in the second year after Plan Implementation, PSC may redeem the Secured PIK Debt upon payment of the following percentage of the face amount of the Secured PIK Debt during the periods following Plan Implementation indicated below, plus all accrued interest on the Secured PIK Debt:

                                           Year 1.................................  Not redeemable
                                           Year 2.................................  125%
                                           Year 3.................................  125%
                                           Year 4.................................  116 2/3%
                                           Year 5.................................  108 1/3%
                                           Maturity...............................  100%

           (F)  COVENANTS:   To be the same as for the Senior Secured Term Debt.

     (IV)  MANDATORY
           PREPAYMENTS:

           (A) 75% of Cash Flow Available for Debt Service will be swept on an annual basis for the first two years and will be swept each quarter thereafter based on cumulative quarterly Cash Flow Available for Debt Service in each subsequent annual period. The first annual period for the cash sweep will be the period from Plan Implementation until the end of the fourth full Financial Quarter after Plan Implementation, the second annual period for the cash sweep will be the next four Financial Quarters, and so on.

                             The cash sweep will be applied in the following manner: (i) first, to pay any interest accrued during the first 12 months subsequent to Plan Implementation with respect to the Senior Secured Term Debt, together with accrued interest on any such deferred interest at the rate of 9% per annum;
                             (ii) second, to pay accrued but unpaid interest with respect to the Secured PIK Debt; and (iii) third, to repay the Senior Secured Term Debt.

                             "Cash Flow Available for Debt Service" will be defined as PSC's consolidated EBITDA for the applicable period (excluding asset sale proceeds) less permitted capital expenditures and mandatory cash payments of principal and interest on other permitted fixed obligations as such amounts become due and owing pursuant to applicable agreements, cash taxes and interest on the Senior Secured Term Debt and on the exit/working capital financing. "Permitted capital expenditures" will be defined to mean capital expenditures paid in cash during the period plus amounts deposited to a reserve account to pay known future capital expenditures, in each case to the extent of the capital expenditures forecast for such period in the most recent budget approved by the Required Lenders.

           (B) Subject to (vi)(C) below, the Senior Secured Term Debt will be repaid from 75% of Net Asset Sale Proceeds (as defined below), subject to the following: (i) this repayment formula will apply to the extent such Net Asset Sale Proceeds on a cumulative basis, plus the $68,500,000 proceeds of the sale of PSC's Aluminum division less required post-closing adjustments to a maximum of $4,000,000, exceed $93,000,000; and (ii) if PSC sells its US Ferrous division the Net Asset Sale Proceeds of such sale will not be part of the $93,000,000 referred to in (i), and the Senior Secured Term Debt will be repaid to the extent of 66 2/3% of the first $200,000,000 of Net Asset Sale Proceeds of such division and then to the extent of 75% of the balance of the proceeds, if any.

                             "Net Asset Sale Proceeds" will be defined to mean the cash proceeds of asset sales of PSC and its Affiliates approved by the Lenders after the date hereof, net only of reasonable costs and expenses and of payment of indebtedness secured by such assets senior to the security for the Existing Syndicate Debt or the Senior Secured Term Debt, as the case may be, on such assets.

           (C) At the time of any optional prepayment of any Senior Secured Term Debt, PSC shall also pay the Call Premium, if any, on the amount prepaid. The "Call Premium" on any such repayment under the Senior Secured Term Debt shall be with respect to any repayment made during the periods following Plan Implementation indicated below, the corresponding percentage of the amount repaid:

                                     0-12 months.............................................   5%
                                     13-24 months............................................   4%
                                     25-36 months............................................   3%
                                     37-48 months............................................   2%
                                     49-60 months............................................   1%

     (V)  SECURITY:          The Senior Secured Term Debt and the Secured PIK
                             Debt will be secured by guarantees and charges over substantially all of the assets of PSC and its Affiliates, ranking in priority to all claims other than the exit/working capital financing, and existing senior liens as may be applicable to particular assets (including without limitation the liens for any Permitted LC Facility and for the Bank Account Service Liabilities). The guarantees and security for the Existing Syndicate Debt will be retained, with any appropriate modifications so that they secure the Senior Secured Term Debt and the Secured PIK Debt. The Senior Secured Term Debt and the Secured PIK Debt shall rank pari passu under such security.

     (VI)  OTHER TERMS:

           (A) Events of default, remedies and other terms acceptable to the holders of Senior Secured Debt and PSC.

           (B) The $26,600,000 of cash collateral held as part of the Permitted LC Facility Cash Collateral Security and as security for the benefit of the Bank Account Service Providers (the "Cash Collateral") will be released to PSC as such Cash Collateral is released by the issuer of letters of credit under the Permitted LC Facility and the Bank Account Service Providers following Plan Implementation.

           (C) The treatment in the Plan of undrawn letters of credit issued under the Existing Credit Agreement (which for greater certainty does not include letters of credit issued under the Permitted LC Facilities) will be as set out in Exhibit 2 hereto.

(B) EQUITY:                  The balance of the Existing Syndicate Debt will be
                             exchanged for a number of common shares to be issued to the Lenders pro rata by PSC representing
                             (1) if the Voting Requirement (as defined herein) is met, 90% or (2) if the Voting Requirement is not met, 100%, of the common shares of the restructured
                             PSC, subject to dilution, inter alia, upon the conversion of the Secured PIK Debt.

                             All common shares issued will be freely tradeable (subject to the status of any Lender being an "underwriter" or an "affiliate" pursuant to Section 1145 of the Bankruptcy Code). PSC will use its best efforts to retain the listing of its common shares on the Toronto, Montreal and New York stock exchanges.

                             There will be a shareholder rights plan for the restructured PSC which will give the shareholders (other than the Acquiror, as defined below) rights ("Rights") attached to the common shares, but redeemable at the option of PSC's board of directors, to subscribe at 50% of the then current trading price for one additional common share of PSC for each common share held, but only where a person (together with those acting in concert with such person) (collectively, the "Acquiror") acquires issued common shares which would bring the Acquiror's beneficial ownership to 20% or more of the common shares of PSC (a) through purchases from non-residents of Canada or from persons whose PSC shares are registered on PSC's books with a non-Canadian address, or (b) through purchases under the exemptions from the takeover bid requirements of the Securities Act (Ontario) applicable to purchases (i) from 5 or fewer persons, or (ii) in transactions in any twelve months which aggregate less than 5% of the issuer's outstanding shares. These Rights will not be triggered if the acquisition is made through a takeover bid made to all common shareholders which must remain open for at least 45 days and which complies with Canadian takeover bid regulations and policies. Holdings of common shares as of Plan Implementation will be grandfathered. For greater certainty, the Rights will not be triggered by acquisitions of authorized but unissued shares or treasury shares. Apart from the Rights, there will be no other provisions of any charter, by-laws or other agreement by which PSC is bound (other than existing agreements) which would provide for or could permit shareholder rights or rights to the other party to such agreement as a result of the ownership or proposed ownership of PSC common shares by any person or group of persons or the change of ownership or proposed change of ownership of PSC common shares or control of PSC.

                             The Articles of the restructured PSC will not limit the number of common shares of PSC that may be issued from time to time and will provide that PSC could adopt no rights plan or other poison pill device other than as provided herein.

                             The distributions of debt and equity to the Lenders may be allocated between the US and Canadian Plans as agreed between PSC and the Lenders.

2.   EXISTING UNSECURED CLAIMANTS AND SENIOR SECURED CREDITORS:

     Senior secured creditors shall be paid in full or have their claims and liens preserved or reinstated. Furthermore, trade creditors who agree to conduct ongoing business relationships with PSC in accordance with existing trade terms shall have their claims paid in full in the ordinary course of business. Subject to the Voting Requirements, certain other unsecured creditors identified by PSC (as may be agreed by the Lenders in their sole discretion) ("Impaired Unsecured Claims") shall have their claims exchanged for a pro rata share of (a) up to $60 million in unsecured payment in kind notes (the "Unsecured PIK Notes") and (b) up to 5% of the common shares of the restructured PSC, subject to dilution, inter alia, upon the conversion of the Secured PIK Debt. The Lenders will waive their right to receive distributions in respect of their unsecured deficiency claims under the US Plan if the Voting Requirement is satisfied in the US without regard to the votes of the Lenders, and under the Canadian Plan if the Voting Requirement is satisfied in Canada, without regard to the votes of the Lenders. The "Voting Requirement" shall mean the acceptance of the US Plan or the Canadian Plan, as the case may be, by the requisite holders of Impaired Unsecured Claims in an amount and number sufficient to cause such class to accept the Plan under the Bankruptcy Code, or the CCAA, as applicable.

     UNSECURED PIK NOTES:

           ISSUER:           PSC

           INTEREST:         6% per annum. Interest on the Unsecured PIK Notes
                             will accrue and compound. Provided the Senior
                             Secured Debt is not in default, cash interest will be payable on the Unsecured PIK Notes and on accrued unpaid interest following repayment in full of the Secured PIK Debt.

           MATURITY:         10 years from Plan Implementation.

           AMORTIZATION:     Commencing 5 years from Plan Implementation
                             provided the Senior Secured Debt is not in default, in equal instalments at the end of years 6 to 10 after Plan Implementation.

           SECURITY:         None.

3.   SECURITIES CLAIMS AND EXISTING EQUITY HOLDERS OF PSC:

     The claims of the putative class action plaintiffs in the action previously pending against PSC in the United States District Court for the Southern District of New York and pending against PSC in the Ontario Court, General Division (the "Securities Action") and all other claims against PSC and any of its Affiliates arising out of securities fraud, recission and similar claims will be discharged under the Plan and will share, together with the existing shareholders of PSC, in 5% of the common shares of restructured PSC, subject to paragraph 2 and subject to dilution. In addition, subject to Bankruptcy Court approval, the settlement of the Securities Action may include the payment on Plan Implementation of attorneys fees for counsel to such plaintiffs in an amount not to exceed $575,000.

4.   ALTERNATE PROPOSAL FOR IMPAIRED UNSECURED CLAIMS

     In the alternative to the arrangements described in paragraphs 2 and 3 above, if prior to commencing the Cases PSC enters into an agreement with representatives of the holders of the Allwaste 7 1/4% Convertible Subordinated Debentures (the "Old Debentureholders") acceptable to the Required Lenders on substantially the terms of this Term Sheet including this paragraph 4, then, subject to the Voting Requirement, the treatment of holders of Impaired Unsecured Claims will be as follows:

     (a) subject to (b), distributions to holders of Impaired Unsecured Claims in the US Plan and the Canadian Plan will be made on a pro rata basis based on allowed Claims amounts from a pool of

        (i) $60 million of Unsecured PIK Notes and (ii) 5% of the common shares of the restructured PSC, subject to dilution;

     (b) the holders of Impaired Unsecured Claims in the US Plan will have their claims exchanged for a pro rata share of the equity referred to in
        (a)(ii) above and either a pro rata share of

        (i)   the $60 million of Unsecured PIK Notes; or

        (ii) $18 million of unsecured convertible debt described below (the "Convertible Debt")

        provided that

        (iii) the $60 million pool of Unsecured PIK Debt shall be reduced by $1.00 for every $1.50 of Convertible Debt issued; and

        (iv) if holders of more than $27.5 million of such Impaired Unsecured Claims elect to receive Convertible Debt, the Convertible Debt shall be issued to the holders who make such election pro rata and the balance of their claims shall be exchanged for Unsecured PIK Notes;

     (c) The distributions to Impaired Unsecured Claims in the Canadian Plan will not be affected by this election, and such claims will continue to be exchanged for a pro rata share of the equity and Unsecured PIK Notes referred to above.

           CONVERTIBLE DEBT:

           (A)  AMOUNT:      $18 million.

           (B)  INTEREST:    no interest for the first 3 years after Plan
                             Implementation. Cash interest payable commencing in Year 4 at 3% per annum.

           (C) CONVERTIBILITY:
                             The Convertible Debt will be convertible or exchangeable until maturity at the option of the holders into common shares of the restructured PSC at a price of $30 of Convertible Debt per share based on the assumption that the outstanding equity of restructured PSC immediately following consolidation will be 24,000,000 common shares.

           (D) MATURITY:     20 years from Plan Implementation.

     In such case:

     (d) the balance of the Existing Syndicate Debt referred to in paragraph 1(b) above will be exchanged for a number of common shares issued to the Lenders pro rata by PSC representing (i) if the Voting Requirement is met, 91% or (ii) if the Voting Requirement is not met, 100%, of the common shares of the restructured PSC, subject to dilution; and

     (e) the holders of claims or interests referred to in paragraph 3 will share in 4% of the equity of the restructured PSC, subject to paragraph 4(b)(ii) and subject to dilution.

5.   EXIT/WORKING CAPITAL FINANCING:

     BORROWER:               PSC and Philip Services (Delaware) Inc. (others to
                             be determined).

     AMOUNT:                 $100 million.

                             If the resolution of the letter of credit issue described in item (vi)(D) under "Senior Secured Debt" above results in undrawn letters of credit being transferred to the exit facility, the exit lenders will give consideration, in their sole discretion, to increasing the facility to as much as $125 million to provide for such letters of credit.

     PURPOSE: To fund repayment of debtor-in-possession financing provided to the Borrowers in the Cases (as defined below), short-term working capital needs and letters of credit within a sub-limit of the credit.

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

     SECURITY:               Secured by guarantees and charges over the accounts
                             receivable and inventory and, if required, substantially all of the other assets, of PSC and its subsidiaries, senior to all other security including the security for the Senior Secured Debt, other than existing senior liens applicable to particular assets as provided in 1(a)(v) above.

     INTEREST RATE:          To be discussed (intended to be a market rate at
                             the relevant time).

     FEES:                   To be discussed.

     MATURITY:               Two years from Plan Implementation. The exit
                             facility may be refinanced in whole but not in part by a replacement facility with the same priority as, and in an amount equal to, the exit facility, and having terms substantially the same as the exit facility to the extent commercially available.

     OTHER TERMS:            To be negotiated.

6.   PLAN TIMETABLE:

     PSC and its Affiliates will use their best efforts to achieve the following Plan Timetable:

                             PSC and its Affiliates in the United States and Canada will commence, in a venue mutually agreeable to PSC and the Required Lenders, voluntary insolvency proceedings in the United States and Canada (the "Cases"), including the filing of the Plan not later than June 30, 1999.

                             The Disclosure Statement shall be approved by the US and Canadian courts presiding over the Cases (the "Bankruptcy Courts") not later than August 31, 1999. The Bankruptcy Courts shall confirm the Plan not later than October 31, 1999.

                             Plan Implementation shall occur not later than November 30, 1999 (the "Plan Implementation Date").

7.   OTHER PLAN TERMS:       (a)  The Plan will include an employee and
                                 management incentive plan acceptable to PSC and the Lenders which may include the granting of options, such incentive plan to be consistent with customary practices involving restructured companies.

                             (b)  Notwithstanding anything in this term sheet to
                                 the contrary, PSC and its Affiliates may at all times (both before and after the execution of the Lock-Up Agreement and the filing of the
                                 Plan) respond to unsolicited offers (but for greater certainty may not, directly or indirectly, seek, solicit, encourage or initiate any discussions respecting any offers) relative to potential transactions which (i) restructure substantially all of the equity and debt of PSC and its Affiliates, and (ii) are demonstrably more favourable to the Lenders and the other stakeholders in PSC than the transactions set forth in this term sheet or in the Plan.

                             (c)  The board of directors of the reorganized PSC
                                 will consist of 9 directors, who will be nominated by the Lenders. The Lenders agree that their nominees will include two members of the existing PSC board and will include two members nominated by High River Limited Partnership ("High River") provided that High River and Lenders acting in concert with it beneficially own at least 25% of the Existing Syndicate Debt. If one or both of the nominees from the existing board is a nominee on that board of

                                 High River or persons acting in concert with it, that person will be counted as a High River nominee on the slate for the new board.

                             (d)  It shall be a condition to confirmation of the
                                 Plan that (i) the Lock-Up Agreement shall not have been terminated, and (ii) each of the conditions set out in Section 7 of the Lock-Up Agreement shall have been satisfied.

8.   PUBLIC ANNOUNCEMENTS:   The parties hereto agree that all public
                             announcements of the entry into or the terms and conditions of this term sheet shall be mutually acceptable to the Administrative Agent and PSC.

DATED this 21st day of June, 1999.

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                                   EXHIBIT 1
                             (Financial Covenants)

1. the ratio of (x) current assets to (y) current liabilities, at all times from and after the first day of the first Financial Quarter commencing after Plan Implementation, must be equal to or greater than 1.5 to 1.0.*

2. aggregate EBITDA for the third and fourth Financial Quarters commencing after Plan Implementation must not be less than 80% of budgeted EBITDA as approved by the Lenders.

3. the ratio of (x) Non PIK Debt to (y) EBITDA, at all times from and after December 31, 2000 [INTENDED TO BE END OF FIRST FULL FINANCIAL YEAR AFTER PLAN IMPLEMENTATION], must be equal to or less than 3.75 to 1.0.

4. the ratio of (x) Total Debt to (y) EBITDA, at December 31, 2000 [INTENDED TO BE END OF FIRST FULL FINANCIAL YEAR AFTER PLAN IMPLEMENTATION], and from that date until March 31, 2001, must be equal to or less than 5.5 to 1.0, and at all times thereafter must be equal to or less than 5.0 to 1.0.

5. the ratio of (x) EBITDA to (y) Cash Interest Expense, at all times from and after December 31, 2000 [INTENDED TO BE END OF FIRST FULL FINANCIAL YEAR AFTER PLAN IMPLEMENTATION], must be greater than 3.5 to 1.0.

6. the ratio of (x) EBITDA to (y) Total Interest Expense, at all times from and after December 31, 2000 [INTENDED TO BE END OF FIRST FULL FINANCIAL YEAR AFTER PLAN IMPLEMENTATION], must be greater than 2.25 to 1.0.

     For the purpose of these financial covenants:

     (a) EBITDA, Total Interest Expense and Cash Interest Expense are intended to be calculated on a rolling 4 quarter basis. The calculations of these items will exclude the periods prior to the commencement of the third full Financial Quarter following Plan Implementation with EBITDA under covenants 3 and 4 being annualized until there are four full Financial Quarters of EBITDA for such calculations.

     (b) EBITDA will exclude any net extraordinary, unusual or non recurring gains or net non cash extraordinary, unusual or non recurring losses, and will be adjusted as provided in the definition of EBITDA in the Existing Credit Agreement on any Sale approved by the Lenders.

     (c) Total Interest Expense will be the existing definition of "Interest Expense".

     (d) Cash Interest Expense will be Total Interest Expense excluding any accrued non-cash interest on the Senior Secured Term Debt and any interest on the Secured PIK Notes or on the Unsecured PIK Notes.

     (e) Total Debt will be the existing definition of Debt (which, for greater certainty, includes contingent liabilities under letters of credit but excludes contingent liabilities incurred in support of bonds or similar arrangements delivered in support of goods or services provided by PSC in the ordinary course of its business until such bonds or similar arrangements are called upon or are required to be accrued as a charge against income on PSC's financial statements).

     (f) Non PIK Debt will be Total Debt other than Debt owing under the Secured PIK Notes and the Unsecured PIK Notes.

---------------

* If PSC (with the Lenders' approval) makes a significant asset disposition in any Financial Year after Plan Implementation which could affect its compliance with the working capital ratio requirements in covenant 1 above, the Lenders in their sole discretion will consider such covenant.
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                                   EXHIBIT 2

        TREATMENT OF LCS OUTSTANDING UNDER THE EXISTING CREDIT AGREEMENT

1. For the purposes of the Plan, the aggregate claim of the LC Issuers and the LC Lenders against PSC and the US Borrower with respect to LCs issued under the Existing Credit Agreement ("Existing LCs") will be deemed to be the greater of:

     (a)  $20 million; and

     (b) the amount actually drawn under the Existing LCs on or before Plan Implementation.

     This amount will be the "Agreed LC Claim". (LCs issued under a Permitted LC Facility are outside the Existing Credit Agreement and the claims of the issuer(s) of such letters of credit will not be compromised.)

2. For greater certainty, references in this Exhibit to the claims of the LC Lenders with respect to the Existing LCs are to the reimbursement claims the LC Lenders would have against PSC or the US Borrower, as applicable, under section 2.06(3) of the Existing Credit Agreement for drawings under an Existing LC, following the purchase of such claims by the LC Lenders from the LC Issuers under section 2.06(4) of the Existing Credit Agreement. Each LC Lender's share of the Agreed LC Claim and of any Unfunded LC Claim (as defined below) will be its pro rata share of such Claim based on its respective Cdn. LC Commitment and US LC Commitment as a proportion of the aggregate Cdn. LC Commitment and US LC Commitment.

3. To the extent that the Agreed LC Claim is greater than the amount actually drawn under the Existing LCs on or before Plan Implementation (such difference being the "Unfunded LC Claim"), this amount will be funded by the LC Lenders. Each LC Lender will fund its share of the Unfunded LC Claim either:

     (a)  in cash; or

     (b) to the extent an LC Lender does not fund its share of the Unfunded LC Claim in cash, by contributing distributions it receives in the Plan equivalent to its share of the Unfunded LC Claim. This contribution will be calculated by a formula reflecting these principles which will be set out in the definitive documentation.

     The contribution by the LC Lenders (whether in cash or as provided in (b) above) will be included in calculating their share of the Existing Syndicate Debt and in calculating the total amount of Existing Syndicate Debt, and will be distributed to all of the Lenders on Plan Implementation pro rata as a distribution on the Existing Syndicate Debt.

4. The arrangements described in this Exhibit will be the only effect of the Plan on the respective rights and obligations of the LC Lenders, the LC Issuers, PSC and the US Borrower in connection with the Existing LCs. The obligations supported by the Existing LCs will not be impaired or compromised in the Plan without the consent of the LC Lenders and the LC Issuers. To the extent the Existing LCs are undrawn on Plan Implementation, they will be transferred to the exit facility and will be deemed to be outstanding under that facility on Plan Implementation. The obligations of the PSC and the US Borrower to reimburse the LC Issuers and the LC Lenders under section 2.06(3) of the Credit Agreement with respect to drawings made under Existing LCs following Plan Implementation will be unimpaired and will be included in the exit facility. On Plan Implementation, any cash collateral held under section 5.06 of the Credit Agreement for the benefit of the LC Lenders in respect of the Existing LCs will be paid to the LC Lenders.

5. These arrangements will not in any way limit or discharge any of the present or future liabilities of the LC Lenders to the LC Issuers. The Plan and the exit facility will include acknowledgements to this effect.

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